Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-39622, No. 333-39624, No. 33-56251) and Form S-8 (No. 333-39628, No. 333-46657, No. 333-46659) of Golf Trust of America, Inc. of our report dated September 21, 2004 relating to the financial statements of Golf Hosts, Inc. and subsidiaries, which appears in this Current Report on Form 8-K/A of Golf Trust of America, Inc. filed November 15, 2004.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

November 12, 2004